UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2026

THERIVA BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

(301) 417-4364

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TOVX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On August 6, 2026, Theriva Biologics, Inc. (the “Company”) issued a press release announcing the dosing of the first patient in the VIRAGE2 clinical trial, a small proof-of-concept study evaluating more frequent repeated dosing of VCN-01 (zabilugene almadenorepvec) in first-line metastatic pancreatic ductal adenocarcinoma (“PDAC”) patients treated with standard-of-care (“SoC”) gemcitabine/nab-paclitaxel chemotherapy. Enrollment into the VIRAGE2 trial is expected to be completed in H2 2026 and initial pharmacodynamic and safety/tolerability data are anticipated by Q3 2027. Results from this trial will inform the VCN-01 dosing regimen for potential evaluation in a future pivotal Phase 3 clinical trial.

The VIRAGE2 clinical trial is based on observations from the VIRAGE Phase 2b clinical trial in metastatic PDAC patients where patients administered 2 doses of VCN-01 in combination with gemcitabine/nab-paclitaxel SoC chemotherapy exhibited improved overall survival, progression-free survival, and duration of response compared to patients treated with SoC chemotherapy alone. As previously reported, both European Medicines Agency (“EMA”) scientific advice and U.S. Food and Drug Administration (“FDA”) meeting feedback recognized the improved survival in the group treated with 2 doses of VCN-01, and raised the possibility of more frequent, repeated dosing of VCN-01 in combination with SoC chemotherapy to potentially improve clinical outcomes.

The information in this Item 7.01 and in the press release furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, and shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The press release furnished as Exhibit 99.1 to this Current Report on Form 8-K includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

Item 8.01. Other Events.

On August 6, 2026, the Company issued a press release announcing the dosing of the first patient in the VIRAGE2 clinical trial, a small proof-of-concept study evaluating more frequent repeated dosing of VCN-01 (zabilugene almadenorepvec) in first-line metastatic PDAC patients treated with SoC gemcitabine/nab-paclitaxel chemotherapy. Enrollment into the VIRAGE2 trial is expected to be completed in H2 2026 and initial pharmacodynamic and safety/tolerability data are anticipated by Q3 2027. Results from this trial will inform the VCN-01 dosing regimen for potential evaluation in a future pivotal Phase 3 clinical trial.

The VIRAGE2 clinical trial is based on observations from the VIRAGE Phase 2b clinical trial in metastatic PDAC patients where patients administered 2 doses of VCN-01 in combination with gemcitabine/nab-paclitaxel SoC chemotherapy exhibited improved overall survival, progression-free survival, and duration of response compared to patients treated with SoC chemotherapy alone. As previously reported, both the EMA and the FDA recognized the improved survival in the group treated with 2 doses of VCN-01, and raised the possibility of more frequent, repeated dosing of VCN-01 in combination with SoC chemotherapy to potentially improve clinical outcomes.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Press Release issued by Theriva Biologics, Inc., dated August 6, 2026
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2026	THERIVA BIOLOGICS, INC.

	By:	/s/ Steven A. Shallcross
		Name:	Steven A. Shallcross
		Title:	Chief Executive Officer and Chief Financial Officer